AMENDMENT
TO
2011 EQUITY INCENTIVE PLAN
As Amended and Restated December 18, 2018

This Amendment (“Amendment”) to the Amended and Restated 2011 Equity Incentive Plan (the “Existing Plan”; as amended hereby, the “Plan”) of IZEA Worldwide, Inc., a Nevada corporation (the “Company”), is adopted by the Company’s Board of Directors (the “Board”) as of October 18, 2019, subject to approval by the Company’s stockholders (the “Stockholders”).

Statement of Purpose

The Existing Plan was originally approved by the Board on October 9, 2018, and by the Stockholders on December 8, 2018, upon which date it became effective. Under Section 13 of the Existing Plan, the Board may amend the Existing Plan at any time, with certain amendments contingent on the approval of the Stockholders. The Board has determined that it is in the best interests of the Company to amend the Existing Plan to increase the number of shares authorized for issuance thereunder.

NOW, THEREFORE, the Existing Plan is hereby amended as follows, subject to the approval of the Stockholders:

1. Capitalized Terms.  All capitalized terms used and not defined in this Amendment shall have the meanings given thereto in the Existing Plan.

2. Amendment to Existing Plan.

The first sentence of Section 4(a) “Number of Shares:” is hereby deleted in its entirety and replaced with the following:

“Subject to adjustment as provided in Section 9 hereof, a total of (i) 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Stock”) (after giving effect to the 1-for-20 stock split effective as of January 11, 2016), plus (ii) effective as of June 21, 2017 upon stockholder approval, an additional 500,000 shares of Stock, plus (iii) effective as of December 18, 2018 upon stockholder approval, an additional 1,000,000 shares of Stock, plus (iv) effective as of December 12, 2019 upon stockholder approval, an additional 2,000,000 shares of Stock, shall be subject to the Plan.”

3. Reference to and Effect on the Plan.  The Plan, as amended hereby, and all other documents, instruments and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

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Effective this 15th day of October 2019, subject to Stockholder approval.